Exhibit 99.1

Novatel Wireless Announces Second Quarter 2009 Results

Revenues Increase 19% Sequentially; MiFi Orders to Date Exceed $100 Million

SAN DIEGO, CA — July 30, 2009 — Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of wireless broadband access solutions, today reported financial results for the second quarter ended June 30, 2009.

	Second Qtr ’09		Second Qtr ’08		First Qtr ’09
Revenues	$84.1	M	$89.6	M	$70.4	M
GAAP Net Income (Loss)	$(800,000)		$952,000		$(2.5M	)
GAAP EPS	$(0.03)		$0.03		$(0.08)
Non-GAAP Net Income (Loss)	$657,000		$2.1	M	$(1.1M	)
Non-GAAP EPS	$0.02		$0.07		$(0.04)

“During the second quarter, North American USB product sales rebounded from first quarter levels and we experienced strong demand for our newly introduced MiFi Intelligent Mobile Hotspot products,” said Peter Leparulo, chairman and CEO of Novatel Wireless. “With the introduction of MiFi, we believe that we have a created a whole new category of mobile broadband devices that allow users to carry with them a personal cloud of high-speed Internet connectivity that can be easily shared among multiple users and Wi-Fi devices. MiFi has now been commercially launched nationwide by two major U.S. carriers and two international carriers in Spain, and we expect several additional carrier launches later this year.”

“Since its introduction two months ago, we have received over $100 million in MiFi orders. With these orders, our second half 2009 visibility has improved and we expect sequential and year-over-year increases in revenues, gross margins and net income in the third quarter, as our product mix shifts toward our new products,” Mr. Leparulo continued. “Our outlook for the third quarter is encouraging given that we expect to see a significant decline in revenues from our embedded products category due to one of our large customers moving to a direct component sourcing model in an effort to reduce costs. We have recently had a number of significant design wins for our embedded products and expect these wins to contribute to revenues in early 2010.”

Novatel Wireless Announces Second Quarter 2009 Results	Page 2 of 6

“Second quarter 2009 revenues increased sequentially by 19%; however, our results were impacted by $2.1 million of cancellation costs related to a significant customer order,” said Ken Leddon, chief financial officer of Novatel Wireless. “Gross margins were 22.1%. Excluding the cancellation costs, gross margin would have been 24.5% and EPS would have been $0.02 per diluted share. During the quarter, we increased our cash position and ended the quarter with total cash and equivalents of approximately $146 million or $4.76 per share.”

Recent Highlights

•	Launched MiFi 2200 Intelligent Mobile Hotspot with Sprint and Verizon

•	Rolled out MiFi 2352 Intelligent Mobile Hotspot with Telefonica Espana and Vodafone Spain

•	Announced PC770 2-in-1 PC/Expresscard device with Verizon Wireless

•	Signed distribution agreement with Mobilx for distribution of MiFi 2352 in Europe

•	Announced U760 USB Modem with Bell

•	Launched MC760 Broadband2Go product with Virgin Mobile USA

Third Quarter 2009 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release. A more detailed description of these risk factors is included in the reports filed by the Company with the Securities and Exchange Commission (SEC).

The following table summarizes the Company’s financial guidance for the third quarter of 2009, which is based on the Company’s current business outlook as of the date of this press release.

Third Qtr 2009
Revenues (in millions)	$90 - $95

Gross Margin	28%-30%

EPS	$0.07 - $0.14

Adjustment:
Stock-based compensation expense, net of income taxes	$0.02

Non-GAAP EPS	$0.09 - $0.16

Novatel Wireless Announces Second Quarter 2009 Results	Page 3 of 6

Conference Call Information

The Company will host a conference call and live webcast for analysts and investors at 5:00 p.m. EDT on Thursday, July 30, 2009. During the call, management will discuss the Company’s results for the second quarter ended June 30, 2009 and the outlook for the third quarter of 2009. Parties in the United States and Canada may call 877-941-2068 to access the conference call. International parties can access the call at 480-629-9712.

Novatel Wireless will offer a live webcast of the conference call, which will include forward-looking information. The webcast will be accessible from the “Investor Relations” section of the Company’s website at www.novatelwireless.com. The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available for two days beginning two hours after the call. To hear the replay, parties in the United States and Canada should call 800-406-7325 and enter pass code 4104109. International parties should call 303-590-3030 and enter pass code 4104109.

About Novatel Wireless

Novatel Wireless, Inc. is a leader in the design and development of innovative wireless broadband access solutions based on 3G and 4G WCDMA (HSPA & UMTS), CDMA and GSM technologies. Novatel Wireless’ USB modems, embedded modules, Intelligent Mobile Hotspot products and software enable high-speed wireless Internet access on leading wireless data networks. The Company delivers specialized wireless solutions to carriers, distributors, OEMs and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLE)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this release related to our financial results for the second quarter ended June 30, 2009 and our outlook for the third quarter of 2009 are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company’s expectations.

Factors that could cause actual results to differ materially from Novatel Wireless’ expectations are set forth as risk factors in the Company’s SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including

Novatel Wireless Announces Second Quarter 2009 Results	Page 4 of 6

3G standards, (4) continued acceptance of the Company’s current products and market demand for the Company’s anticipated new product offerings in 2009, (5) increased competition and pricing pressure from current or new wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the impact of the current global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company’s plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP net income and diluted earnings per share exclude stock-based compensation expenses, net of income taxes. Non-GAAP net income and diluted earnings per share assume a tax rate which management believes reflects its long-term effective tax rate. In addition, Novatel Wireless has presented in this release its gross margin percentage and diluted earnings per share excluding certain purchase cancellation costs. Novatel Wireless uses these non-GAAP financial measures internally in analyzing its financial results and making operating decisions and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Novatel Wireless’ industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP net income and diluted earnings per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income and diluted earnings per share or any other performance measure determined in accordance with GAAP. We present non-GAAP net income and diluted earnings per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP net income and diluted earnings per share, management excludes stock-based compensation expenses to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s review, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

Novatel Wireless Announces Second Quarter 2009 Results	Page 5 of 6

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP net income and diluted earnings per share also facilitates a comparison of Novatel Wireless’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income and diluted earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP net income and diluted earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP net income and diluted earnings per share are:

•	Other companies, including other companies in our industry, may calculate non-GAAP net income and diluted earnings per share differently than we do, limiting their usefulness as a comparative tool.

•

The Company’s income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and diluted earnings per share. For more information, see the consolidated statements of operations and the “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income” contained in this press release.

©2009 Novatel Wireless. All rights reserved. The Novatel Wireless logo, Merlin, Expedite, MobiLink, Ovation, Conversa and MiFi are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

Novatel Wireless Announces Second Quarter 2009 Results	Page 6 of 6

For more information, contact:

Julie Cunningham

Vice President, IR & Communications

(858) 431-3711

ir@nvtl.com

or

Mike Bishop

The Blueshirt Group

(415) 217-4968

mike@blueshirtgroup.com

NOVATEL WIRELESS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of
	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$87,635	$77,733
Marketable securities	38,037	58,536
Accounts receivable, net	58,863	40,072
Inventories	18,921	23,229
Deferred tax assets, net	7,586	7,513
Prepaid expenses and other	5,872	9,923

Total current assets	216,914	217,006

Property and equipment, net	17,731	20,225

Marketable securities	20,253	6,962

Intangible assets, net	1,555	1,860

Deferred tax assets, net	14,196	14,402

Other assets	275	276

	$270,924	$260,731

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$29,305	$23,225
Accrued expenses	24,046	20,628

Total current liabilities	53,351	43,853

Capital lease obligations, long-term	229	269
Other long-term liabilities	19,206	18,647

Total liabilities	72,786	62,769

Stockholders’ equity:

Common stock	31	30
Additional paid-in capital	410,675	407,252
Accumulated other comprehensive income	77	62
Accumulated deficit	(187,645)	(184,382)

	223,138	222,962
Treasury stock at cost	(25,000)	(25,000)

Total stockholders’ equity	198,138	197,962

	$270,924	$260,731

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net revenues	$84,100	$89,630	154,493	177,460

Cost of revenues	65,544	66,952	119,881	133,071

Gross margin	18,556	22,678	34,612	44,389

Operating costs and expenses:
Research and development	10,709	9,273	21,712	18,437
Sales and marketing	4,850	4,990	9,355	10,466
General and administrative	4,383	7,127	8,851	12,493

Total operating costs and expenses	19,942	21,390	39,918	41,396

Operating income (loss)	(1,386)	1,288	(5,306)	2,993

Other income (expense):
Interest income and expense, net	370	1,054	851	2,557
Other income (expense), net	81	(76)	(3)	470

Income (loss) before income taxes	(935)	2,266	(4,458)	6,020

Provision (benefit) for income taxes	(135)	1,314	(1,195)	3,235

Net income (loss)	$(800)	$952	$(3,263)	$2,785

Per share data:

Net income (loss) per share:
Basic	$(0.03)	$0.03	$(0.11)	$0.09
Diluted	$(0.03)	$0.03	$(0.11)	$0.09

Weighted average shares used in computation of net income (loss) per share:
Basic	30,531	31,386	30,460	31,964
Diluted	30,531	31,502	30,460	32,165

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

Three Months Ended June 30, 2009

(in thousands, except per share data)

(unaudited)

	GAAP	Adjustments (a)	Non-GAAP
Net revenues	$84,100	$—	$84,100
Cost of revenues	65,544	(212)	65,332

Gross margin	18,556	212	18,768

Operating costs and expenses:
Research and development	10,709	(676)	10,033
Sales and marketing	4,850	(293)	4,557
General and administrative	4,383	(604)	3,779

Total operating costs and expenses	19,942	(1,573)	18,369

Operating income (loss)	(1,386)	1,785	399

Other income (expense):
Interest income and expense, net	370	—	370
Other income (expense), net	81	—	81

Income (loss) before income taxes	(935)	1,785	850

Provision (benefit) for income taxes	(135)	328	193

Net income (loss)	$(800)	$1,457	$657

Per share data:

Net income (loss) per common share:
Basic	$(0.03)	$0.05	$0.02
Diluted	$(0.03)	$0.05	$0.02

Weighted average shares used in computation of Net income (loss) per share:
Basic	30,531	30,531	30,531
Diluted	30,531	31,066	31,066

(a)	Adjustments reflect stock-based compensation expense recorded under SFAS 123R, and its effect on income taxes.

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

Six Months Ended June 30, 2009

(in thousands, except per share data)

(unaudited)

	GAAP	Adjustments (a)	Non-GAAP
Net revenues	$154,493	$—	$154,493
Cost of revenues	119,881	(402)	119,479

Gross margin	34,612	402	35,014

Operating costs and expenses:
Research and development	21,712	(1,316)	20,396
Sales and marketing	9,355	(572)	8,783
General and administrative	8,851	(1,020)	7,831

Total operating costs and expenses	39,918	(2,908)	37,010

Operating income (loss)	(5,306)	3,310	(1,996)

Other income (expense):
Interest income and expense, net	851	—	851
Other income (expense), net	(3)	—	(3)

Income (loss) before income taxes	(4,458)	3,310	(1,148)

Provision (benefit) for income taxes	(1,195)	526	(669)

Net income (loss)	$(3,263)	$2,784	$(479)

Per share data:

Net income (loss) per common share:
Basic	$(0.11)	$0.09	$(0.02)
Diluted	$(0.11)	$0.09	$(0.02)

Weighted average shares used in computation of Net income (loss) per share:
Basic	30,460	30,460	30,460
Diluted	30,460	30,460	30,460

(a)	Adjustments reflect stock-based compensation expense recorded under SFAS 123R, and its effect on income taxes.

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

Reconciliation of GAAP Net Income (Loss) to GAAP Net Income (Loss) less Purchase Cancellation Costs

Three Months Ended June 30, 2009

(in thousands, except per share data)

(unaudited)

	GAAP	Adjustments (a)	GAAP less Purchase Cancellation Costs
Net revenues	$84,100	$—	$84,100
Cost of revenues	65,544	(2,083)	63,461

Gross margin	18,556	2,083	20,639

Gross margin percentage	22.1%		24.5%
Operating costs and expenses:
Research and development	10,709	—	10,709
Sales and marketing	4,850	—	4,850
General and administrative	4,383	—	4,383

Total operating costs and expenses	19,942	—	19,942

Operating income (loss)	(1,386)	2,083	697

Other income (expense):
Interest income and expense, net	370	—	370
Other income (expense), net	81	—	81

Income (loss) before income taxes	(935)	2,083	1,148

Provision (benefit) for income taxes	(135)	750	615

Net income (loss)	$(800)	$1,333	$533

Per share data:

Net income (loss) per common share:
Basic	$(0.03)		$0.02
Diluted	$(0.03)		$0.02

Weighted average shares used in computation of Net income (loss) per share:
Basic	30,531		30,531
Diluted	30,531		31,066

(a)	Adjustment reflects the impact of the purchase cancellation cost on gross margin, and its effect on income taxes.

Novatel Wireless, Inc.

Reconciliation of GAAP Income (Loss) before Income Taxes to EBITDA and Free Cash Flow

Three Months and Six Months Ended June 30, 2009

(in thousands)

(unaudited)

	Three Months Ended June 30, 2009	Six Months Ended June 30, 2009
Income (loss) before income taxes	$(935)	$(4,458)
Depreciation and amortization	3,297	6,941
Share-based compensation expense	1,785	3,310
Other expense (income)	(451)	(848)

EBITDA	$3,696	$4,945

Capital expenditures	(2,802)	(3,375)

Free cash flow	$894	$1,570

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.